UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

KBS GROWTH & INCOME REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	333-207471	47-2778257
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On July 6, 2016, KBS Growth & Income REIT, Inc. (the “Company”) held its annual meeting of stockholders at the offices of KBS, 800 Newport Center Drive, First Floor, Suite 140 Conference Center, Newport Beach, California. At the annual meeting, the Company’s stockholders voted in person or by proxy on (1) the election of the following individuals to the board of directors: Charles J. Schreiber, Jr., Peter McMillan III, George R. Bravante, Jr., Jon D. Kline and Keith P. Russell; and (2) the ratification of the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016.
All of the director nominees were elected. The number of votes cast for and votes withheld from each of the director nominees and the number of broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Charles J. Schreiber, Jr.	4,042,558	11,545	0
Peter McMillan III	4,042,558	11,545	0
George R. Bravante, Jr.	4,042,558	11,545	0
Jon D. Kline	4,042,558	11,545	0
Keith P. Russell	4,042,558	11,545	0
The appointment of E&Y was ratified. The results of the vote on the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2016 were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of E&Y Appointment	3,691,967	347,583	14,553	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS GROWTH & INCOME REIT, INC.

Dated: July 8, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer